Reg. S-K

Item 601

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229396 on Form S-3 and Registration Statement Nos. 333-225027, 333-224221, 333-215556, 333-53046, 333-64284, 333-70609, 333-74312, 333-75612, 333-101662, 333-164961, 333-164959, 333-164958, 333-111614, 333-179855, 333-194948, 333-203130, and 333-232424 on Form S-8 of our reports dated February 22, 2020, relating to the consolidated financial statements and financial statement schedule of Berkshire Hathaway Inc., and the effectiveness of Berkshire Hathaway Inc.’s internal control over financial reporting (which reports express an unqualified opinion and include an explanatory paragraph relating to the Company’s change in its method of accounting for investments in equity securities (excluding equity method investments) in 2018 due to the adoption of ASU 2016-01 “Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities”), appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
February 22, 2020